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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 20, 1998



                                   ECOGEN INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-9579                  22-2487948
(State or Other Jurisdiction of       (Commission             (I.R.S. Employer
Incorporation or Organization)        File Number)           Identification No.)



            2005 Cabot Boulevard West, Langhorne, Pennsylvania 19047
                    (Address of Principal Executive Offices)



                                 (215) 757-1590
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On August 20, 1998, Ecogen Inc., a Delaware corporation (the "Company") obtained a secured, revolving loan valued at up to $5,000,000 (the "Credit Line") from Congress Financial Corporation, an affiliate of CoreStates ("Congress"), for use as working capital, pursuant a Loan and Security Agreement (the "Loan Agreement") described below. At the closing of the Loan Agreement, the Company also exchanged an 8% secured convertible note due October 31, 2002 in the amount of $3,235,400, held by United Equities (Commodities) Company ("United Equities") for 32,354 shares of newly issued 8% Series 1998-C Convertible Preferred Stock (the "Preferred Stock"), with a stated value of $100.00 per share.

         The working capital line of credit runs for a minimum of two years (subject to termination upon certain events of default), bears interest at prime plus 1.25% and is fully collateralized by the Company's assets other than its intellectual property rights. The lending formula is based on eligible accounts receivable and finished goods inventory.

         The exchange by United Equities of its convertible note for convertible preferred stock released liens on the Company's assets, which were then available to secure the working line of credit. Dividends on the Preferred Stock are payable semi-annually in cash or additional shares of Preferred Stock. The Preferred Stock has no voting rights except with respect to certain matters affecting the Preferred Stock. At the election of the holder, the Preferred Stock may be converted into Common Stock of the Company at any time and from time to time beginning on August 20, 1999, at a conversion price equal to the lesser of (i) $2.125 per share and (ii) the average market price, as defined in the agreement, over a five day period at the time of conversion. The Company, at its option, may require conversion of the Preferred Stock if the average market value of the Common Stock over a ten day period is greater than $4.00 per share and certain other conditions are met. The Company, at its option, may redeem the Preferred Stock at 125% of the stated value.

         If the Company is unable to issue sufficient shares of Common Stock within a specified period of time after the holder has requested conversion, or the Common Stock has a market value of less than $1.00 for thirty consecutive days, the dividend rate may increase and the Company could be required to pay any such dividends in cash. In such event, if the cumulative amount of such cash dividends exceeds $37,500 for a period of 30 days and at least 5,000 shares of Preferred Stock are outstanding, then the Company will be required to appoint two designees of the holders of a majority of the outstanding Preferred Stock to the Company's Board of Directors.

         In certain circumstances, all of which are in the control of the Company, the Company may be required to redeem the shares of Preferred Stock at various premiums over stated value.

         The terms of the Preferred Stock also contain certain provisions for anti-dilution protection.


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         In connection with the issuance of the Preferred Stock, the Company also agreed to file a registration statement, under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale of the shares of Common Stock into which the Preferred Stock is convertible, on or before June 20, 1999.

         The shares of Preferred Stock were issued by the Company in reliance upon the exemption afforded by Section 3(a)(9) of, and Rule 506 under Regulation D under, the Securities Act.

Item 7.                 Exhibits


Exhibit No.            Description
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     3.10              Certificate of Designations, Preferences and Rights of
                       Series 1998-C Convertible Preferred Stock

   10.134 Convertible Preferred Stock Purchase Agreement between United Equities (Commodities) Company and Ecogen, Inc., dated August 20, 1998

   10.135 Registration Rights Agreement between United Equities (Commodities) Company and Ecogen Inc., dated August 20, 1998

   10.136 Loan and Security Agreement between Congress Financial Corporation and Ecogen Inc., dated August 20, 1998

   10.137              Guarantee by Ecogen Investments Inc., Ecogen
                       Technologies I Incorporated, Ecogen-Bio Inc., Ecoresearch Mildew I Inc., Ecoresearch Harvest Rot II Inc., Ecoresearch Corn Borer III Inc., Ecoresearch Nematodes
                       IV Inc., Ecoresearch Rootworm V Inc. and Ecoresearch
                       Turf VI Inc. to Congress Financial Corporation, dated August 20, 1998

   10.138 Pledge and Security Agreement by Ecogen Inc. in favor of Congress Financial Corporation, dated August 20, 1998

   10.139 Pledge and Security Agreement by Ecogen Technologies I Incorporated in favor of Congress Financial Corporation, dated August 20, 1998


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ECOGEN INC.



                          By:   /s/  James P. Reilly, Jr.
                                --------------------------------------------
                                Name: James P. Reilly, Jr.
                                Title:  Chairman and Chief Executive Officer



Date: September 2, 1998